Exhibit 99.1

DRAFT DRATDDD

Press Release

First 2024 Operating Results
FOR IMMEDIATE RELEASE

CTO Realty Growth Reports Third

Quarter 2025 Operating Results

– Raises Full-Year 2025 Outlook –

– Strengthens balance sheet with $150 million term loan financing –

– Current signed-not-open pipeline of $5.5 million –

WINTER PARK, FL – October 28, 2025 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of retail-based properties located primarily in higher-growth markets, today announced its operating and financial results for the quarter ended September 30, 2025.

Third Quarter and Other 2025 Highlights

◾Net Income attributable to common stockholders of $0.03 per diluted share.
◾Core Funds from Operations (“FFO”) attributable to common stockholders, of $0.48 per diluted share.
◾Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.50 per diluted share.
◾Same-Property NOI totaled $18.6 million, an increase of 2.3% as compared to the quarter ended September 30, 2024.
◾Current signed-not-open pipeline, as of October 28, 2025, represents $5.5 million, or 5.3%, of annual cash base rent in place at quarter end.
◾Closed on $150.0 million in new term loan financings at an initial fixed interest rate of 4.2%.
◾Repaid $65.0 million term loan due in March 2026.
◾Repurchased during the quarter and through October 28, 2025, 571,473 shares of common stock for $9.3 million, or a weighted average price per share of $16.27.
◾The Company had $170.3 million of liquidity as of September 30, 2025.
◾Increased full year Core FFO and AFFO guidance per diluted share attributable to common stockholders.

“We continued to produce strong operating and leasing results across our portfolio during the third quarter. We leased 143,000 square feet for the quarter bringing our year-to-date leasing to 482,000 square feet and our portfolio to 94.2% leased. Notably, we have now signed 424,000 square feet of comparable leases for the year at a positive rent spread of 21.7%,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “Further, we are in lease negotiations for our remaining four vacant anchor spaces that along with our $5.5 million signed-not open pipeline should drive NOI in 2026 and beyond.”

Quarterly Financial Results Highlights

The table below provides a summary of the Company’s operating results for the three months September 30, 2025, as compared to the three months ended September 30, 2024:

	Three Months Ended
(in thousands, except per share data)	September 30, 2025	September 30, 2024	Variance to Comparable Period in the Prior Year
Net Income Attributable to the Company	$2,914	$6,227	$(3,313)	(53.2)%
Net Income Attributable to Common Stockholders	$1,036	$4,349	$(3,313)	(76.2)%
Net Income Attributable to Common Stockholders per Common Share - Diluted (1)	$0.03	$0.17	$(0.14)	(82.4)%

Core FFO Attributable to Common Stockholders (2)	$15,632	$12,633	$2,999	23.7%
Core FFO Attributable to Common Stockholders per Common Share - Diluted (2)	$0.48	$0.50	$(0.02)	(4.0)%

AFFO Attributable to Common Stockholders (2)	$16,345	$13,142	$3,203	24.4%
AFFO Attributable to Common Stockholders per Common Share - Diluted (2)	$0.50	$0.51	$(0.01)	(2.0)%

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40	$—	0.0%
Dividends Declared and Paid - Common Stock	$0.38	$0.38	$—	0.0%
(1)

For the three months ended September 30, 2024, the denominator for this measure excludes the impact of 3.7 million shares, related to the Company’s adoption of ASU 2020-06, which requires presentation on an if-converted basis for the Company’s 2025 Convertible Senior Notes (the “2025 Notes”), as the impact would be anti-dilutive. The 2025 Notes were settled during the three months ended June 30, 2025 and the Company issued 1,089,555 shares of the Company’s common stock in connection with the settlement; therefore, the weighted average impact of the issued shares were included in the denominator for this measure for the three months ended September 30, 2025.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Notes, except for the weighted average impact of the 1,089,555 shares actually issued during the three months ended June 30, 2025 in connection with the settlement of the 2025 Notes.

Year-to-Date Financial Results Highlights

The table below provides a summary of the Company’s operating results for the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024:

	Nine Months Ended
(in thousands, except per share data)	September 30, 2025	September 30, 2024	Variance to Comparable Period in the Prior Year
Net Income (Loss) Attributable to the Company	$(18,243)	$13,252	$(31,495)	(237.7)%
Net Income (Loss) Attributable to Common Stockholders	$(23,877)	$8,316	$(32,193)	(387.1)%
Net Income (Loss) Attributable to Common Stockholders per Common Share - Diluted (1)	$(0.74)	$0.35	$(1.09)	(311.4)%

Core FFO Attributable to Common Stockholders (2)	$44,736	$33,723	$11,013	32.7%
Core FFO Attributable to Common Stockholders per Common Share - Diluted (2)	$1.38	$1.43	$(0.05)	(3.5)%

AFFO Attributable to Common Stockholders (2)	$47,133	$35,840	$11,293	31.5%
AFFO Attributable to Common Stockholders per Common Share - Diluted (2)	$1.46	$1.52	$(0.06)	(3.9)%

Dividends Declared and Paid - Preferred Stock	$1.20	$1.20	$—	0.0%
Dividends Declared and Paid - Common Stock	$1.14	$1.14	$—	0.0%
(1)

For the nine months ended September 30, 2025 and 2024, the denominator for this measure excludes the impact of 1.3 million and 3.6 million shares, related to the Company’s adoption of ASU 2020-06, which requires presentation on an if-converted basis for the 2025 Notes, as the impact would be anti-dilutive. The 2025 Notes were settled during the three months ended June 30, 2025, and the Company issued 1,089,555 shares of the Company’s common stock in connection with the settlement; therefore, the weighted average impact of the issued shares were included in the denominator for this measure for the nine months ended September 30, 2025.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Notes, except for the weighted average impact of the 1,089,555 shares actually issued during the three months ended June 30, 2025 in connection with the settlement of the 2025 Notes.

Investments

During the three and nine months ended September 30, 2025, the Company originated one $5.0 million loan investment to provide seller financing on the formerly owned Main Street properties in Daytona Beach, Florida for 5 years at a fixed interest rate of 6.5%.

Dispositions

During the three and nine months ended September 30, 2025, the Company sold the Main Street properties in Daytona Beach, Florida for $7.1 million, at an exit cash cap rate of 10.0%, generating gains of $1.2 million.

Portfolio Summary

The Company’s income property portfolio consisted of the following as of September 30, 2025:

			Wtd. Avg. Remaining
Asset Type	# of Properties	Square Feet	Lease Term
Single Tenant	3	222	2.7 years
Multi-Tenant	18	5,005	4.9 years
Total / Wtd. Avg.	21	5,227	4.8 years
Square Feet in thousands.

Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	16	3,793	69.7%
Office	1	210	3.6%
Mixed-Use	4	1,224	26.7%
Total	21	5,227	100.0%
Square Feet in thousands.

Leased Occupancy	94.2%
Occupancy	90.6%

Same Property Net Operating Income

During the three month period ended September 30, 2025 and 2024, the Company’s Same-Property NOI totaled $18.6 million and $18.2 million, respectively, as presented in the following table:

	Three Months Ended
	September 30, 2025	September 30, 2024	Variance to Comparable Period in the Prior Year
Single Tenant	$1,205	$1,176	$29	2.5%
Multi-Tenant	17,442	17,047	395	2.3%
Total	$18,647	$18,223	$424	2.3%

$ in thousands.

During the nine month period ended September 30, 2025 and 2024, the Company’s Same-Property NOI totaled $50.7 million and $49.2 million, respectively, as presented in the following table:

	Nine Months Ended
	September 30, 2025	September 30, 2024	Variance to Comparable Period in the Prior Year
Single Tenant	$3,371	$3,323	$48	1.4%
Multi-Tenant	47,295	45,892	1,403	3.1%
Total	$50,666	$49,215	$1,451	2.9%

$ in thousands.

Leasing Activity

During the three months ended September 30, 2025, the Company signed 24 leases totaling 142,421 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 21 leases totaling 124,915 square feet at an average cash base rent of $22.24 per square foot compared to a previous average cash base rent of $20.16 per square foot, representing 10.3% comparable growth.

A summary of the Company’s overall leasing activity for the quarter ended September 30, 2025, is as follows:

		Wtd. Avg.	Cash Rent per	Tenant	Leasing
	Square Feet	Lease Term	Square Foot	Improvements	Commissions
New Leases	32	8.9 years	$36.88	$1,110	$714
Renewals & Extensions	111	5.3 years	18.99	—	10
Total / Wtd. Avg.	143	6.6 years	$23.00	$1,110	$724

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant.

During the nine months ended September 30, 2025, the Company signed 64 leases totaling 481,738 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 52 leases totaling 424,344 square feet at an average cash base rent of $24.16 per square foot compared to a previous average cash base rent of $19.85 per square foot, representing 21.7% comparable growth.

A summary of the Company’s overall leasing activity for the nine months ended September 30, 2025, is as follows:

		Wtd. Avg.	Cash Rent per	Tenant	Leasing
	Square Feet	Lease Term	Square Foot	Improvements	Commissions
New Leases	210	9.4 years	$23.89	$6,187	$2,805
Renewals & Extensions	272	5.6 years	24.81	26	33
Total / Wtd. Avg.	482	7.2 years	$24.41	$6,213	$2,838

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant.

Capital Markets and Balance Sheet

Our balance sheet as of September 30, 2025, included the following long-term debt and liquidity:

◾	As of September 30, 2025, the Company has $161.0 million of undrawn commitments, prior to borrowing base limitations, on our Revolving Credit Facility, and $9.3 million of cash on hand.
◾	Closed $150 million in term loan financings including (i) a new $125.0 million term loan due September 2030 (the “2030 Term Loan”), and (ii) a $25.0 million upsizing of the Company’s existing term loan due September 2029 (the “2029 Term Loan”). Proceeds were used to retire the $65.0 million term loan due March 2026, representing the majority of the Company’s 2026 maturities, and to reduce the balance outstanding on the Company’s Revolving Credit Facility. Both term loans bear interest at SOFR plus a spread determined by the Company’s leverage ratio. At closing, the Company applied existing SOFR swap agreements resulting in an initial fixed interest rate for both the 2030 Term Loan and 2029 Term Loan of approximately 4.2%.
◾	The Company completed its previous $5.0 million common stock repurchase program under which $4.3 million of the Company’s common stock was repurchased during the three months ended September 30, 2025, at a weighted average purchase price of $16.29 per share. On September 24, 2025, the Company announced a new $10.0 million common stock repurchase program under which $5.0 million of the Company’s common stock was repurchased subsequent to September 30, 2025, at a weighted average purchase price of $16.26 per share.

The following table provides a summary of the Company’s long-term debt, as of September 30, 2025:

Component of Long-Term Debt	Principal	Maturity Date	Interest Rate	Wtd. Avg. Rate
Mortgage Note (1)	$17.8 million	August 2026	4.060%	4.06%
Revolving Credit Facility (2)	139 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	5.17%
2027 Term Loan (3)	100 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	2.80%
2028 Term Loan (4)	100 million	January 2028	SOFR + 10 bps + [1.20% - 2.15%]	5.18%
2029 Term Loan (5)	125 million	September 2029	SOFR + [1.20% - 2.15%]	4.21%
2030 Term Loan (6)	125 million	September 2030	SOFR + [1.20% - 2.15%]	4.24%
Total Long-Term Debt	$606.8 million			4.36%
(1)	Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.
(2)	The Company utilized interest rate swaps on $65.0 million of the Credit Facility balance to fix SOFR and achieve a fixed swap rate of 3.12% plus the 10 bps SOFR adjustment plus the applicable spread.
(3)	The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 1.35% plus the 10 bps SOFR adjustment plus the applicable spread.
(5)

The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

(5)	The Company utilized interest rate swaps on the $125.0 million 2029 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 2.91 % plus the applicable spread.
(6)	The Company utilized interest rate swaps on the $125.0 million 2030 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 2.94% plus the applicable spread.

As of September 30, 2025, the Company’s net debt to Pro Forma Adjusted EBITDA was 6.7 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.0 times. As of September 30, 2025, the Company’s net debt to total enterprise value was 47.9%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

2025 Outlook

The Company has increased its Core FFO and AFFO outlook for 2025. The Company’s 2025 outlook is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the U.S. Securities and Exchange Commission.

The Company’s outlook for 2025 is as follows:

	Outlook Range for 2025			Change from Prior Outlook
(Unaudited)	Low		High	Low		High
Core FFO per Common Share - Diluted (1)	$1.84	to	$1.87	$0.04	to	$0.01
AFFO per Common Share - Diluted (1)	$1.96	to	$1.99	$0.03	to	$0.01
(1)	Attributable to Common Stockholders

The Company’s 2025 outlook includes but is not limited to the following assumptions for the year ending December 31, 2025:

◾	Investments, including commercial loans or similarly structured investments, between $100.0 million and $200.0 million at a weighted average initial cash yield between 8.0% and 8.5%.
◾	Same-Property NOI growth of approximately 2.5%, as compared to the year ended December 31, 2024, including the estimated impact associated with announced and anticipated store closings.
◾	General and administrative expenses within a range of $18.0 million to $18.5 million.

The following table provides a reconciliation of the outlook range of the Company’s estimated Net Loss Attributable to the Company per Common Share – Diluted for the year ending December 31, 2025 to the Company’s estimated Core FFO Attributable to Common Stockholders per Common Share – Diluted and AFFO Attributable to Common Stockholders per Common Share – Diluted for the year ending December 31, 2025:

	Outlook Range for 2025
(Unaudited)	Low	High
Net Loss Attributable to the Company per Common Share - Diluted	$(0.46)	$(0.44)
Depreciation and Amortization of Real Estate	1.79	1.80
Gain on Disposition of Assets (1)	(0.04)	(0.04)
Provision for Impairment (1)	-	-
Realized and Unrealized Loss on Investment Securities (1)	0.18	0.18
Funds from Operations, per Common Share - Diluted	$1.47	$1.50
Distributions to Preferred Stockholders	(0.23)	(0.23)
Funds From Operations Attributable to Common Stockholders per Common Share - Diluted	$1.24	$1.27
Amortization of Intangibles to Lease Income	(0.03)	(0.03)
Loss on Extinguishment of Debt (1)	0.63	0.63
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$1.84	$1.87
Adjustments:
Straight-Line Rent Adjustment	(0.05)	(0.05)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	0.04	0.04
Non-Cash Compensation	0.13	0.13
AFFO Attributable to Common Stockholders per Common Share - Diluted	$1.96	$1.99
(1)

Gain on Disposition of Assets, Gain on Disposition of Other Assets, Provision for Impairment, Realized and Unrealized Loss on Investment Securities, and Loss on Extinguishment of Debt represents the actual adjustment for the nine months ended September 30, 2025. The Company’s outlook excludes projections related to these measures.

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended September 30, 2025, on Wednesday, October 29, 2025 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details.

Event Details:

Webcast:https://edge.media-server.com/mmc/p/rcgq9bs5

Registration:https://register-conf.media-server.com/register/BI713280df851f472c983314239d9025dd

We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Contact:Investor Relations

ir@ctoreit.com

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “outlook,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in commercial loans and similarly structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants or borrowers to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-recurring items, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-recurring items, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) September 30, 2025	December 31, 2024
ASSETS
Real Estate:
Land, at Cost	$280,171	$257,748
Building and Improvements, at Cost	766,444	720,480
Other Furnishings and Equipment, at Cost	919	883
Construction in Process, at Cost	5,508	5,091
Total Real Estate, at Cost	1,053,042	984,202
Less, Accumulated Depreciation	(108,883)	(82,864)
Real Estate—Net	944,159	901,338
Land and Development Costs	300	300
Intangible Lease Assets—Net	74,552	79,198
Investment in Alpine Income Property Trust, Inc.	35,022	39,666
Commercial Loans and Investments	112,187	105,043
Cash and Cash Equivalents	9,281	9,017
Restricted Cash	8,289	8,344
Refundable Income Taxes	-	70
Deferred Income Taxes—Net	2,427	2,467
Other Assets	36,136	36,201
Total Assets	$1,222,353	$1,181,644
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$1,850	$3,278
Accrued and Other Liabilities	30,919	21,268
Deferred Revenue	13,361	10,183
Intangible Lease Liabilities—Net	14,780	15,124
Deferred Income Taxes—Net	27	—
Long-Term Debt—Net	604,163	518,993
Total Liabilities	665,100	568,846
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,713,069 shares issued and outstanding at September 30, 2025 and 4,713,069 shares issued and outstanding at December 31, 2024	47	47
Common Stock – 500,000,000 shares authorized; $0.01 par value, 32,675,700 shares issued and outstanding at September 30, 2025 and 31,673,479 shares issued and outstanding at December 31, 2024	327	317
Additional Paid-In Capital	386,634	367,828
Retained Earnings	170,829	232,089
Accumulated Other Comprehensive Income (Loss)	(584)	12,517
Total Stockholders’ Equity	557,253	612,798
Total Liabilities and Stockholders’ Equity	$1,222,353	$1,181,644

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share, per share and dividend data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Revenues
Income Properties	$33,439	$28,528	$98,486	$79,029
Management Fee Income	1,176	1,124	3,601	3,360
Interest Income From Commercial Loans and Investments	3,142	1,615	9,119	4,407
Real Estate Operations	—	538	—	1,981
Total Revenues	37,757	31,805	111,206	88,777
Direct Cost of Revenues
Income Properties	(9,274)	(7,797)	(28,343)	(22,630)
Real Estate Operations	—	(359)	—	(1,437)
Total Direct Cost of Revenues	(9,274)	(8,156)	(28,343)	(24,067)
General and Administrative Expenses	(4,780)	(4,075)	(13,911)	(11,750)
Provision for Impairment	(68)	(538)	(68)	(653)
Depreciation and Amortization	(14,929)	(13,221)	(44,587)	(35,701)
Total Operating Expenses	(29,051)	(25,990)	(86,909)	(72,171)
Gain (Loss) on Disposition of Assets	1,373	(855)	1,373	8,308
Loss on Extinguishment of Debt	(53)	—	(20,449)	—
Other Gain (Loss)	1,320	(855)	(19,076)	8,308
Total Operating Income	10,026	4,960	5,221	24,914
Investment and Other Income (Loss)	(221)	7,031	(3,333)	5,201
Interest Expense	(6,833)	(5,632)	(19,828)	(16,765)
Income (Loss) Before Income Tax Benefit (Expense)	2,972	6,359	(17,940)	13,350
Income Tax Expense	(58)	(132)	(303)	(98)
Net Income (Loss) Attributable to the Company	2,914	6,227	(18,243)	13,252
Distributions to Preferred Stockholders	(1,878)	(1,878)	(5,634)	(4,936)
Net Income (Loss) Attributable to Common Stockholders	$1,036	$4,349	$(23,877)	$8,316

Per Share Information:
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$0.03	$0.17	$(0.74)	$0.35

Weighted Average Number of Common Shares
Basic	32,651,101	25,445,411	32,298,304	23,601,389
Diluted	32,682,775	25,521,749	32,313,895	23,625,369

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40	$1.20	$1.20
Dividends Declared and Paid - Common Stock	$0.38	$0.38	$1.14	$1.14

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net Income (Loss) Attributable to the Company	$2,914	$6,227	$(18,243)	$13,252
Loss (Gain) on Disposition of Assets	(1,373)	855	(1,373)	(8,308)
Loss on Extinguishment of Debt	53	—	20,449	—
Provision for Impairment	68	538	68	653
Depreciation and Amortization	14,929	13,221	44,587	35,701
Amortization of Intangibles to Lease Income	180	(112)	896	(830)
Straight-Line Rent Adjustment	405	473	1,690	1,512
Accretion of Tenant Contribution	13	13	39	39
Interest Expense	6,833	5,632	19,828	16,765
General and Administrative Expenses	4,780	4,075	13,911	11,750
Investment and Other Loss (Income)	221	(7,031)	3,333	(5,201)
Income Tax Expense	58	132	303	98
Real Estate Operations Revenues	—	(538)	—	(1,981)
Real Estate Operations Direct Cost of Revenues	—	359	—	1,437
Management Fee Income	(1,176)	(1,124)	(3,601)	(3,360)
Interest Income From Commercial Loans and Investments	(3,142)	(1,615)	(9,119)	(4,407)
Other Non-Recurring Items (1)	(519)	(699)	(726)	(1,252)
Less: Impact of Properties Not Owned for the Full Reporting Period	(5,597)	(2,183)	(21,376)	(6,653)
Same-Property NOI	$18,647	$18,223	$50,666	$49,215
(1)	Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, certain adjustments to estimates related to recently acquired property CAM reconciliations, and other non-recurring items.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

Attributable to Common Stockholders

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net Income (Loss) Attributable to the Company	$2,914	$6,227	$(18,243)	$13,252
Add Back: Effect of Dilutive Interest Related to 2025 Notes (1)	—	—	—	—
Net Income (Loss) Attributable to the Company, If-Converted	$2,914	$6,227	$(18,243)	$13,252
Depreciation and Amortization of Real Estate	14,913	13,204	44,536	35,650
Loss (Gain) on Disposition of Assets	(1,373)	855	(1,373)	(8,308)
Gain on Disposition of Other Assets	—	(181)	—	(550)
Provision for Impairment	68	538	68	653
Realized and Unrealized Loss (Gain) on Investment Securities	1,115	(6,244)	5,829	(2,868)
Funds from Operations	$17,637	$14,399	$30,817	$37,829
Distributions to Preferred Stockholders	(1,878)	(1,878)	(5,634)	(4,936)
Funds From Operations Attributable to Common Stockholders	$15,759	$12,521	$25,183	$32,893
Loss on Extinguishment of Debt	53	—	20,449	—
Amortization of Intangibles to Lease Income	(180)	112	(896)	830
Less: Effect of Dilutive Interest Related to 2025 Notes (1)	—	—	—	—
Core Funds From Operations Attributable to Common Stockholders	$15,632	$12,633	$44,736	$33,723
Adjustments:
Straight-Line Rent Adjustment	(405)	(473)	(1,690)	(1,512)
Other Depreciation and Amortization	1	(3)	(1)	(10)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	181	235	866	752
Non-Cash Compensation	936	750	3,222	2,887
Adjusted Funds From Operations Attributable to Common Stockholders	$16,345	$13,142	$47,133	$35,840

FFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.48	$0.49	$0.78	$1.39
Core FFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.48	$0.50	$1.38	$1.43
AFFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.50	$0.51	$1.46	$1.52
(1)	For the three and nine months ended September 30, 2025 and 2024, interest related to the 2025 Notes was excluded from net income (loss) attributable to the Company to derive FFO, as the impact to net income (loss) attributable to common stockholders would be anti-dilutive. Further, the weighted average shares used to compute per share amounts for FFO Attributable to Common Stockholders per Common Share – Diluted, Core FFO Attributable to Common Stockholders per Common Share - Diluted, and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Notes, other than as described below.

The 2025 Notes were settled during the three months ended June 30, 2025 and the Company issued 1,089,555 shares of the Company’s common stock in connection with the settlement, therefore the weighted average impact of the issued shares were included in the denominator for this measure for the three and nine months ended September 30, 2025.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	September 30, 2025
Net Income Attributable to the Company	$2,914
Depreciation and Amortization of Real Estate	14,913
Gain on Disposition of Assets	(1,373)
Provision for Impairment	68
Unrealized Loss & Realized Gain on Investment Securities	1,115
Distributions to Preferred Stockholders	(1,878)
Loss on Extinguishment of Debt	53
Amortization of Intangibles to Lease Income	(180)
Straight-Line Rent Adjustment	(405)
Other Depreciation and Amortization	1
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	181
Non-Cash Compensation	936
Other Non-Recurring Items (1)	(519)
Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt	6,651
Adjusted EBITDA	$22,477

Annualized Adjusted EBITDA	$89,908
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2)	(110)
Pro Forma Adjusted EBITDA	$89,798

Total Long-Term Debt	$604,163
Financing Costs, Net of Accumulated Amortization	2,637
Cash and Cash Equivalents	(9,281)
Net Debt	$597,519

Net Debt to Pro Forma Adjusted EBITDA	6.7	x
(1)

Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, certain adjustments to estimates related to recently acquired property CAM reconciliations, and other non-recurring items.

(2)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended September 30, 2025.